EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Texas Rare Earth Resources Corp. on Form S-1 of our report dated December 21, 2010, except for Note 8, for which date is February 6, 2011, relating to the financial statements of Texas Rare Earth Resources Corp., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas
July 25, 2011